EXHIBIT (2)(a)

                     AGREEMENT, PLAN AND ARTICLES OF MERGER


      THIS AGREEMENT, PLAN AND ARTICLES OF MERGER, is made and entered into as of June 30, 1997 between GATEWAY AMERICAN PROPERTIES CORPORATION, a Florida corporation (hereinafter called "GAPC-Florida") and GATEWAY AMERICAN PROPERTIES CORPORATION, a Colorado corporation (hereinafter called "GAPC-Colorado" or the "Surviving Corporation") (GAPC-Florida and GAPC-Colorado being sometimes collectively referred to herein as the "Constituent Corporations").


                                 R E C I T A L S

      A. GAPC-Florida is a corporation duly organized and existing under the laws of the State of Florida, having its offices at Sarasota, Florida.

      B. GAPC-Colorado is a corporation organized and existing under the laws of the State of Colorado, having its offices in Denver, Colorado.

      C. GAPC-Florida, under its Articles of Incorporation, as amended, has authorized capital of 10,000,000 shares of Common Stock, $.01 par value per share. As of the date hereof, GAPC-Florida has outstanding 436,000 shares of its Common Stock.

      D. GAPC-Colorado, under its Articles of Incorporation has authorized capital of 20,000,000 shares of Common Stock, $.01 par value per share, of which 327,010 shares of Common Stock will be issued and outstanding on the Effective Date of the Merger (as described herein) and Common Stock Purchase Warrants providing for the issuance, upon full exercise thereof, of 300,000 additional shares of its Common Stock. Additionally, at a time subsequent to the Effective Date of the Merger, GAPC-Colorado anticipates the issuance of an additional maximum 1,725,000 shares of its Common Stock and 3,450,000 Common Stock Purchase Warrants as a result of the conclusion of a public offering of such shares and warrants and 2,025,000 shares of the Common Stock in connection with the acquisition by GAPC-Colorado of all of the outstanding Membership Interest of Gateway American Properties, L.L.C., a Colorado limited liability company.

      E. The respective Boards of Directors and shareholders of GAPC-Florida and GAPC-Colorado have determined that it is desirable and in the best interests of such shareholders to merge GAPC-Florida into GAPC-Colorado pursuant to the provisions of the Florida Business Corporation Act and the Colorado Business Corporation Act.


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      NOW,  THEREFORE,  GAPC-Florida and GAPC-Colorado,  in consideration of the mutual covenants, agreements and conditions set forth herein, and in accordance with the laws of the States of Florida and Colorado, hereby agree as follows:


                          ARTICLE I - Effect of Merger

      Upon the Effective Date of the Merger (as described herein), which for financial accounting and reporting services shall be deemed to be June 30, 1997:

      1.01. GAPC-Florida shall be merged with and into GAPC-Colorado, which shall be the Surviving Corporation, and GAPC-Colorado shall merge GAPC-Florida into itself (such merger being sometimes called herein the "Merger"). The separate existence of GAPC-Florida shall cease except to the extent provided by the laws of the State of Florida in the case of a corporation after its merger into another corporation. As appropriate, the directors of GAPC-Florida shall take such action, or allow such events to occur, as shall effect the dissolution of GAPC-Florida except as its continued existence may be required pursuant to the laws of the State of Florida or otherwise, including, without limitation, the provisions of Chapter 607.1404 and 607.1405, Florida Statutes, as amended. The corporate existence of GAPC-Colorado shall continue unaffected and unimpaired by the Merger, and as the Surviving Corporation, GAPC-Colorado shall continue to be governed by the laws of the State of Colorado.

      1.02. As the Surviving Corporation, GAPC-Colorado shall thereupon and thereafter possess all the rights, privileges, immunities and franchises of a public as well as a private nature of the Constituent Corporations with the exception of certain claims proprietary to GAPC-Florida which shall be preserved to GAPC-Florida pursuant to the statutory provisions cited in Section 1.01 above except to the extent released or discharged. Subject only to the provisions of the immediately preceding sentence, all property, real, personal and mixed, all debts due on whatever account, including without limitation subscriptions to shares, all other choses in action, and all and every other interest of or belonging to or due to the Constituent Corporations shall be taken and deemed to be transferred to and invested in the Surviving Corporation without further act or deed; and the title to any real estate, or any interest therein, vested in the Constituent Corporations shall not revert or in any way be impaired by reason of the Merger.

      1.03. The Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of the respective Constituent Corporations, and any claim existing or action or proceeding pending against either of the Constituent Corporations may be prosecuted as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place. Neither the rights of creditors nor any liens upon the property of either of the Constituent Corporations shall be impaired by the Merger.

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      1.04. All corporate acts,  plans,  policies,  arrangements,  approvals and authorizations of GAPC-Florida, its respective shareholders, Board of Directors, officers and agents, which were valid and effective immediately prior to the Effective Date of the Merger, shall be taken for all purposes as the acts, plans, policies, arrangements, approvals and authorizations of the Surviving Corporation, and shall be as effective and binding thereon as they were with respect to GAPC-Florida.

      1.05. From time to time thereafter, as and when requested by GAPC-Colorado, or by its successors and assigns, the officers and directors of GAPC-Florida last in office shall and will execute and deliver such deeds and other instruments, and take or cause to be taken such further action as shall be necessary in order to vest, perfect, or confirm, of record or otherwise, GAPC-Colorado's title to and possession of all the properties, rights, privileges, immunities, powers and franchises of GAPC-Florida and to otherwise carry out the purposes of this Agreement, Plan and Articles of Merger.


      ARTICLE II - Articles of Incorporation,
                              Bylaws and Directors

      2.01. The Articles of Incorporation of GAPC-Colorado, as in effect on the Effective Date of the Merger, shall continue in full force and effect as the Articles of Incorporation of the Surviving Corporation, subject always to the right of the Surviving Corporation to amend, alter, change or repeal its Articles of Incorporation in accordance with the laws of the State of Colorado.

      2.02. The Bylaws of GAPC-Colorado, as existing and constituted on the Effective Date of the Merger, shall constitute the Bylaws of the Surviving Corporation until such Bylaws are altered, amended or repealed in accordance with the provisions thereof and the provisions of the laws of the State of Colorado.

      2.03. The directors and officers of the Surviving Corporation, from and after the Effective Date of the Merger shall be:

            Harvey E. Deutsch       -     Chairman, President and Director

            Joel H. Farkas          -     Vice President-Finance Marketing,
                                          Treasurer, Secretary and Director

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            Michael A. Messina      -     Vice President-Development and
                                    Director


                        ARTICLE III - Exchange of Shares

      As of the Effective Date of the Merger, the record holders of the outstanding Common Stock of GAPC-Florida shall be issued an aggregate of 327,000 shares of the Common Stock, $.01 par value, of GAPC-Colorado, allocated to the respective record holders on the basis of .75 of a share of GAPC-Colorado for each one share of GAPC-Florida; provided, however, that no fractional shares of GAPC-Colorado will be issued and any resultant fractional shares will be rounded off to the nearest full share with any remaining shares allocated among the record holders by the President of GAPC-Florida in his sole discretion. Such record holders shall also be issued Common Stock Purchase Warrants providing for, upon full exercise in accordance with the terms thereof, the issuance of 400,000 shares of Common Stock, $.01 par value, of GAPC-Colorado.


                ARTICLE IV - Execution, Effect and Effectiveness

      4.01. Upon the execution of this Agreement, Plan and Articles of Merger by the directors and shareholders of the Constituent Corporations, this document shall serve as minutes of written action of such directors and of the record holders of all of the outstanding Common Stock, $.01 par value, of GAPC-Colorado (as permitted by the Colorado Business Corporation Act), and of the record holders of a majority of the outstanding Common Stock of GAPC-Florida, as permitted pursuant to the Florida Business Corporation Act, evidencing the adoption by such directors and shareholders of the Plan of Merger incorporated herein as of the date hereof.

      4.02. The date of adoption of this Agreement, Plan and Articles of Merger shall be June 30, 1997 and such has been adopted by the members of the Boards of Directors and the holders of a majority of the outstanding shares of the Con-stituent Corporations as of such date, which number was sufficient for approval.

      4.03. This Agreement, Plan and Articles of Merger shall be filed with the Department of State of the State of Florida and the Secretary of State of Colorado in accordance with the provisions of the Florida Business Corporation Act and the Colorado Business Corporation Act. The Merger shall become effective in accordance with applicable law, and as described above (such date of effectiveness being called herein the "Effective Date of the Merger").


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                        ARTICLE V - Miscellaneous Matters

      5.01. This Agreement, Plan and Articles of Merger may be executed in one or more counterparts, all of which shall be considered one and the same Agreement, and shall become a binding agreement when one or more counterparts have been signed by each of the parties and delivered to the other party.

      5.02. This Agreement, Plan and Articles of Merger shall be governed by, and construed in accordance with, the laws of the States of Florida and Colorado and in the event of a conflict of laws, Colorado law shall prevail except with respect to the provisions of Section 1.01 hereof.

      5.03. The headings of the several Articles herein are inserted for the convenience of reference only, and are not intended to be a part of, or to affect the meaning or interpretation of, this instrument.

      5.04. This instrument  shall be binding upon, and inure to the benefit of,
the  parties  hereto  and  their  respective  successors,   assigns,  heirs  and
representatives.

      IN WITNESS WHEREOF, this Agreement, Plan and Articles of Merger has been adopted by the directors and shareholders of each of the Constituent Corporations and has been executed by the President and Secretary of each of the Constituent Corporations, and acknowledged by the President of each of the Constituent Corporations, all as of the date first above written.

                                          GATEWAY AMERICAN PROPERTIES
                                          CORPORATION, a Florida corporation


                                          By  /s/ James T. McDonough
                                              -------------------------------
                                              James T. McDonough,
                                              constituting  the sole director
                                              and Record Holder
                                              of 85,180 shares of Common Stock




                                          By  /s/ William T. Kirtley
                                              -------------------------------
                                              William T. Kirtley, the Record
                                              Holder of 16,295 shares of Common
                                              Stock

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                                          By  /s/ William Lee Pryor III
                                              -------------------------------
                                              William Lee Pryor III, the Record
                                              Holder of 4,918 shares of Common
                                              Stock



                                          By  /s/ Maurice L. Lariviere
                                              -------------------------------
                                              Maurice L. Lariviere, the Record
                                              Holder of 12,295 shares of Common
                                              Stock



                                          By  /s/ Margaret Mountain
                                              -------------------------------
                                              Margaret Mountain, the Record
                                              Holder of 16,393 shares of Common
                                              Stock



                                          By  /s/ Randall J. Coyne
                                              -------------------------------
                                              Randall J. Coyne, the Record
                                              Holder of 12,295 shares of Common
                                              Stock


                                          By  /s/ Marshall D. Davis
                                              -------------------------------
                                              Marshall D. Davis, the Record
                                              Holder of 20,393 shares of Common
                                              Stock


                                          By  /s/ Ralph H. Grills, Jr.
                                              -------------------------------
                                              Ralph H. Grills, Jr., the Record
                                              Holder of 8,196 shares of Common
                                              Stock

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


                                          By  /s/ Ralph H. Grills, Jr.
                                              -------------------------------
                                              5 I Partnership, Ralph H. Grills,
                                              Jr., General Partner, the Record
                                              Holder of 8,196 shares of Common
                                              Stock


                                          By  /s/ Howard J. Manetti
                                              -------------------------------
                                              Howard J. Manetti, the Record
                                              Holder of 22,951 shares of Common
                                              Stock


                                          By  /s/ Allyson Palmer
                                              -------------------------------
                                              Allyson Palmer, the Record Holder
                                              of 6,000 shares of Common Stock


                                          By  /s/ Carroll V. SoRelle
                                              -------------------------------
                                              Carroll F. SoRelle, the Record
                                              Holder of 7,377 shares of Common
                                              Stock


                                          GATEWAY AMERICAN PROPERTIES
                                          CORPORATION, a Colorado corporation



                                          By  /s/ Harvey E. Deutsch
                                              -------------------------------
                                              Harvey E. Deutsch, Director and
                                              the sole shareholder of GAPC-
                                              Colorado

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                                          By  /s/ Joel H. Farkas
                                              -------------------------------
                                              Joel H. Farkas, Director


                                          By  /s/ Michael A. Messina
                                              -------------------------------
                                              Michael A. Messina, Director

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